Exhibit 10.10

TOOLROCK INVESTMENT, LLC

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

March 17, 2010

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of the 17th day of March 2010 is entered into by and among Toolrock Investment, LLC, a Delaware limited liability company (the “Company”), Toolrock Holding, Inc., a Delaware corporation (the “Corporation”) and the Members listed on Schedule A attached hereto (each, a “Member”, and collectively, the “Members”).

WHEREAS, the Company and certain of the Members entered into a Registration Rights Agreement, dated as of December 8, 2006 (the “Original Agreement”) in connection with the Company’s issuance to certain of the Members of units of membership interest consisting of its Series 1 Units (the “Series 1 Units”), Series 2 Units (the “Series 2 Units”) and Series 3 Units (the “Series 3 Units”); and

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith between the Company and certain of the Members (the “Securities Purchase Agreement”), the Company is issuing to certain of the Members units of membership interest consisting of its Series 4 Units (the “Series 4 Units”), Series 5 Units (the “Series 5 Units”) and Series 6 Units (the “Series 6 Units” and together with Series 1 Units, Series 2 Units, Series 3 Units, Series 4 Units and Series 5 Units, the “Units”);

WHEREAS, the Units are held by the Members as set forth on Schedule A to the Amended and Restated Limited Liability Company Agreement of the Company of even date herewith by and among the Company and the Members (the “LLC Agreement”);

WHEREAS, pursuant to the Securities Purchase Agreement, the Corporation is issuing to certain of the Members warrants (the “Warrants”) to purchase shares (the “Shares”) of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), and Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Stock”); and

WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Securities Purchase Agreement is the execution and delivery of this Agreement to provide for registration rights for the Units and Shares purchased by the Members as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Registration Rights. The Company covenants and agrees as follows:

1.01 Definitions. For purposes of this Agreement:

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Common Shares” means (a) the Units of the Company, (b) the Shares of the Corporation, (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a conversion, plan of recapitalization, reorganization, merger, sale of assets or other similar transaction.

(c) “Form S-1 or SB-2” means such forms under the Act as in effect on the date hereof or any successor or similar registration form under the Act subsequently adopted by the SEC.

(d) “Form S-3” means such form under the Act as in effect on the date hereof or any successor or similar registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee to whom such rights may be transferred in accordance with Section 1.10 hereof.

(f) “Initial Public Offering” means the first underwritten public offering of Common Shares for the account of the Company and offered on a “firm commitment” or “best efforts” basis pursuant to an offering registered under the Act with the SEC on Form S-1 or SB-2.

(g) “Investors” means (i) the Members and any future Member of the Company who agrees to bind itself as an Investor by executing and delivering to the Company a counterpart page hereto, and includes any successor to, or assignee or transferee of, any such person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

(h) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) “Registrable Securities” means (i) the Common Shares and (ii) Common Shares or other securities issued or issuable in respect of such Common Shares or such other securities issued or issuable pursuant to the conversion of the Common Shares upon any split, dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act or (iii) such Registrable Securities may be resold in any three month period in accordance with Rule 144(k) under the Securities Act.

(k) “SEC” shall mean the Securities and Exchange Commission.

(j) “Violation” shall have the meaning set forth in Section 1.07(a).

1.02 Piggyback Registration. If following the Company’s Initial Public Offering (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for any of its Members) any of its Common Shares or other securities under the Act in connection with the public offering of such securities solely for cash (other than pursuant to a registration statement on Form S-8 or Form S-4, or any successor to such forms promulgated by the SEC or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 1.04, the Company shall, subject to the provisions of Section 1.06, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.03 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Shares (or other securities) of the Company; and (ii) in the case of any registration of units of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such units of Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Furnish, or cause to be furnished, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.04 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.05 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.02 for each Holder (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.06 Underwriting Requirements. In connection with any offering involving an underwriting of Common Shares of the Company, the Company shall not be required under Section 1.02 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the underwriter advises the Company in writing that in its opinion the number of units of Registrable Securities requested to be included in such offering exceeds the number of units that can be sold in an orderly manner in such offering within a price range acceptable to the Company without adversely affecting the marketability of the offering, then the Company will include in such registration: first, the securities the Company proposes to sell; second, the Registrable Securities requested to be included in such registration (pro rata as between the Holders thereof based upon the number of units of Registrable Securities owned by each such Holder), but in no event shall the number of units of Registrable Securities of the selling Holders be reduced below 10% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company (in which case the selling Holders may be excluded if the managing underwriter makes the determination described above and no securities other than those of the Company are included); and third any other securities of the Company requested to be included in such registration, in such manner as the Company may determine.

1.07 Indemnification. In the event any units of Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, any free-writing prospectus as defined in Rule 405 under the Act or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Act or the 1934 Act or any federal or state securities law; and the Company will pay to each such Holder, underwriter or controlling person, promptly after request for reimbursement has been received by the Company, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.07(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.07(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.07(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided further, that, in no event shall any indemnity under this subsection 1.07(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.07 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.07, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.07, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.07.

(d) If the indemnification provided for in this Section 1.07 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided further, that, in no event shall any contribution of a Holder under this subsection 1.07(d) exceed the net proceeds from the offering received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and the Holders under this Section 1.07 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise; provided that any such indemnification obligations shall not extend beyond the period prescribed by the applicable statute of limitations (and all extensions thereof) with respect to such action or claim; provided further, that if notice is given under this Section 1.07 with respect to any alleged Violation or other matter entitling a party to indemnification hereunder prior to the applicable expiration date, such indemnification obligation shall continue indefinitely in respect of the applicable claim until it is finally resolved.

1.08 Reports Under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of its Initial Public Offering;

(b) as soon as practicable after its Initial Public Offering, take such action, including the voluntary registration of its Common Shares under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which its Initial Public Offering is consummated;

(c) use its reasonable best efforts, after its Initial Public Offering, to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, forthwith upon request by such Holder (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the consummation of its Initial Public Offering), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.09 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration to all other Holders;

(b) as soon as practicable, use its reasonable best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as is specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 1.09: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $3,000,000; or (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would have a material adverse effect on the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, in which event the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.09; provided, however, that the Company shall not utilize this right more than twice in any twelve (12)-month period; and

(c) Subject to the foregoing, the Company shall use its reasonable best efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses other than underwriting discounts and commissions incurred in connection with registrations pursuant to this Section 1.09, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company (including the reasonable fees and disbursements of one counsel to the selling Holders) shall be borne by the Company.

1.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who has acquired such securities in compliance with the LLC Agreement, provided, in each case that: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of greater than 50% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant to such holder or prospective holder the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein, and further provided, that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which is included.

1.12 “Market Stand Off” Agreement. Each Holder hereby agrees that, during the one hundred and eighty (180) day period following the date of the first sale to the public pursuant to the first registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period other than Registrable Securities held by such Holder included in such registration; provided, however, that:

(a) all officers and directors of the Company and all members owning at least 1% of the outstanding Common Shares of the Company enter into similar agreements;

(b) the Market Stand-Off provided for in this Section 1.12 shall be applicable only to the first such registration statement of the Company that covers securities to be sold on its behalf to the public in an underwritten offering but not the Registrable Securities sold pursuant to such registration statement; and

(c) nothing in this Section 1.12 shall prohibit, and any lock-up agreement entered into hereunder shall permit, the transfer by a Holder of Registrable Securities to a member of such Holder’s immediate family or to a partner or member or affiliate of such Holder, or such partner or member’s partner or member, so long as such transferee also agrees to enter into and be bound by a lock-up agreement substantially identical to the lock-up agreement required by this Section 1.12.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the Common Shares or other securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or successor or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or successor or similar forms which may be promulgated by the SEC in the future.

1.13 Consistency of Treatment of Shares and Units. At any time that the Company is requested to register either Shares or Units hereunder, the Company and the Corporation shall use their reasonable best efforts, and the Members shall cooperate as reasonably requested, to provide for the same rights for the holders of each type of security by conversion, plan of recapitalization, reorganization, merger, or other similar transaction or method reasonably designed to provide such rights while maintaining the Members’ respective beneficial ownership in the Corporation.

1.14 Termination of Registration Rights. The obligations of the Company to register Registrable Shares pursuant to this Agreement shall expire on the first to occur of the fifth anniversary of the Initial Public Offering and the date when no Registrable Shares are outstanding.

SECTION 2. Miscellaneous.

2.01 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.02 Governing Law. This Agreement shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

2.03 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.04 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.05 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including facsimile communication delivered during normal business hours) and mailed, faxed, sent by Federal Express or other nationally recognized overnight courier service or personally delivered to the respective parties. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand or by Federal Express or other nationally recognized courier service, three business days after deposit in the mail, postage prepaid, in the case of mail, and in the case of facsimile, when received. All communications shall be sent to the address as set forth on the signature page hereof (or, with respect to the Company, at the address of the Company’s principal offices) or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

2.06 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.07 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of greater than 50% of the Registrable Securities then outstanding (provided, however, no amendment or waiver which would adversely affect any Holder of Registrable Securities or impose any additional obligations on any Holder of Registrable Securities but not all other Holders of Registrable Securities shall be made without the consent of such adversely affected Holder of Registrable Securities). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities and the Company.

2.08 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.09 Entire Agreement; Binding Effect. This Agreement (including the Exhibits and Schedules hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

*    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:	TOOLROCK INVESTMENT, LLC

	By:	[Illegible]
	Name:	Illegible
	Title:	Vice President

INVESTORS:	WATERMILL-TOOLROCK PARTNERS, L.P.
By: Watermill-Toolrock Enterprises, LLC, its General Partner

	By:	[Illegible]
	Name:	Illegible
	Title:	Illegible

WATERMILL-TOOLROCK PARTNERS II, L.P.
By: Watermill-Toolrock Enterprises, LLC, its General Partner

	By:	[Illegible]
	Name:	Illegible
	Title:	Illegible

HHEP-LATROBE, L.P.
By: Hicks-Latrobe GP, L.P., its General Partner
By: Hicks-Latrobe GP, L.L.C., its General Partner

	By:	/s/ Thomas O. Hicks
Name: Thomas O. Hicks
Title:

SANKATY CREDIT OPPORTUNITIES II, L.P.

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Managing Director

PROSPECT HARBOR CREDIT PARTNERS, L.P.

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Managing Director

SANKATY HIGH YIELD PARTNERS III, L.P.

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Managing Director

RGIP, LLC

By:	/s/ Alfred O. Rose
Name:	Alfred O. Rose
Title:	Managing Member

Signature Page to Registration Rights Agreement